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EXHIBIT 3.5


                                  Delaware
                                  --------     PAGE 1
                              The First State




     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MAIL-WELL I CORPORATION", CHANGING ITS NAME FROM "MAIL-WELL I CORPORATION" TO "CENVEO CORPORATION", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D. 2004, AT 5:27 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                [SEAL]             /s/ Harriet Smith Windsor
                                   -----------------------------------------
                                   Harriet Smith Windsor, Secretary of State
2361607 8100                       AUTHENTICATION: 3113582

040356886                                    DATE: 05-14-04


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       State of Delaware
      Secretary of State
   Division of Corporations
Delivered 05:32 PM 05/14/2004
  FILED 05:27 PM 05/14/2004          STATE OF DELAWARE
SRV 040356886 - 2361607 FILE      CERTIFICATE OF AMENDMENT
                              OF CERTIFICATE OF INCORPORATION
                                   Mail-Well I Corporation
       ----------------------------------------------------------------------
       a corporation organized and existing under and by virtue of the
       General Corporation Law of the State of Delaware.
       DOES HEREBY CERTIFY:
       FIRST: That at a meeting of the Board of Directors of ________________ Mail-Well I Corporation
       ----------------------------------------------------------------------
       resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
       RESOLVED, that the Certificate of Incorporation of this corporation be
       amended by changing the Article thereof numbered "First              "
                                                        ---------------------
       so that, as amended, said Article shall be and read as follows:
       The name of the corporation (hereinafter called the "corporation")
       ----------------------------------------------------------------------
       is: Cenveo Corporation
       ----------------------------------------------------------------------
       SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
       THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
       FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
       IN WITNESS WHEREOF, said Mail-Well I Corporation
                                ---------------------------------------------
       has caused this certificate to be signed by
       Mark L. Zoeller                                , an Authorized Officer,
       -----------------------------------------------
       this         13th        day of May          , 2004.
           --------------------        -------------------

                                       By:  /s/ Mark L. Zoeller
                                          ------------------------------------
                                                  Authorized Officer
                                    Title: Vice Pres., Gen. Csl. & Secretary
                                          ------------------------------------
                                     Name: Mark L. Zoeller
                                          ------------------------------------
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